Exhibit 5.1

Albany	www.mckennalong.com	New York

Atlanta		Philadelphia

Brussels		Sacramento

Denver		San Diego

Los Angeles		San Francisco

Washington, DC

THOMAS WARDELL		EMAIL ADDRESS
(404) 527-4990		twardell@mckennalong.com

August 6, 2012

Board of Directors
Kandi Technologies, Corp.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016

Re: Amendment No.3 to Resale Registration Statement on Form S-3/A

Gentlemen:

We have acted as counsel to Kandi Technologies, Corp., a Delaware corporation (the “Company”), in connection with amendment No.3 to the resale registration statement (as amended, the “Registration Statement”) on Form S-3/A filed today by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale from time to time of up to an aggregate of 1,792,892 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may be acquired by those certain selling stockholders named in the Registration Statement (the “Selling Stockholders”), by exercising warrants issued in connection with a private placement that closed on January 21, 2010, pursuant to Rule 415 under the Securities Act. This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter and the Registration Statement, including the applicable statutory provisions and related rules and regulations of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws, the Certificate of Incorporation of the Company, and the Amended and Restated Bylaws of the Company. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon, without independent verification or investigation of the accuracy or completeness therof, certain representations of certain officers of the Company and the Selling Stockholders.

Board of Directors
August 6, 2012

Our opinion is limited to applicable statutory provisions of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws. We are generally familiar with the Delaware General Corporation Law as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinion contained herein. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

Based upon the foregoing, and in reliance thereon, it is our opinion that the shares of Common Stock issuable upon the exercise of the outstanding warrants, which may be sold by the Selling Stockholders from time to time pursuant to the Registration Statement, when issued and delivered in accordance with the terms and conditions of the warrants, shall be duly authorized, validly issued, fully paid and non-assessable.

 This opinion letter is provided for use solely in connection with the resale of the Common Stock covered by the Registration Statement and may not be furnished to, quoted from or relied upon by any other person, firm, or corporation without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the paragraph immediately above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/McKenna Long & Aldridge LLP

    McKenna Long & Aldridge LLP